UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2012

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment on Form 8-K/A is to furnish an updated version of Exhibit 99.1 (presentation materials).  The version of such presentation materials furnished with the original Form 8-K filing inadvertently contained erroneous material and should not be relied upon.  No other change was made to the original Form 8-K, which is amended and restated in its entirety.

Section 7.01	Regulation FD Disclosure

Spartan Motors, Inc. (the "Company") announced that Joseph Nowicki, Chief Financial Officer, and Greg Salchow, Director of Investor Relations and Treasury, will participate in the Sidoti & Company, LLC Sixteenth Annual New York Institutional Investor Forum.  The presentation will take place on Monday, March 19, 2012 at 11:20 a.m. Eastern time at the Grand Hyatt Hotel in New York City.  A copy of the management presentation will be available on the Company's website at www.spartanmotors.com and is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Presentation materials dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: March 19, 2012
	By:	Joseph M. Nowicki
	Its:	Chief Financial Officer

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